APPVION, INC.

EMPLOYEE STOCK OWNERSHIP TRUST

(As Amended and Restated Effective August 3, 2015)

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ARTICLE INAME2

ARTICLE IIMANAGEMENT AND CONTROL OF TRUST FUND ASSETS3

ARTICLE IIINO REVERSION TO COMPANY9

ARTICLE IVCHANGE OF TRUSTEE10

ARTICLE VGENERAL11

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Table of Contents

(continued)

ARTICLE VIAMENDMENT AND TERMINATION13

6.1. Entire Agreement; Amendment.....................................................................................................13

6.2. Termination...........................................................................................................................13

ARTICLE VIIDEFINITIONS13

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APPVION, INC.
EMPLOYEE STOCK OWNERSHIP TRUST

(As Amended and Restated Effective August 3, 2015)

This Trust Agreement is the amended and restated trust agreement of the Former ESOT on the date hereof to be effective as of the Effective Date, by and between Appvion, Inc. (formerly, Appleton Papers Inc.), a Delaware corporation (the "Company"), and Argent Trust Company ("Argent"), not in its corporate capacity but solely in its capacity as trustee of the Appvion, Inc. Employee Stock Ownership Trust (As Amended and Restated Effective August 3, 2015).  The Company and Argent have entered into this Trust Agreement to continue the trust under the laws of the State of Delaware, and to authorize Argent to serve as the discretionary trustee of the Appvion, Inc. Employee Stock Ownership Trust (As Amended and Restated Effective August 3, 2015). The Parent Corporation hereby joins into this Trust Agreement effective as of the date hereof. All definitions used herein are set forth in Article VII hereof.

RECITALS

WHEREAS, the Company originally established the Appleton Papers Retirement Savings Plan (“Original Plan”), effective January 1, 1985, and amended and restated the Original Plan in its entirety, effective January 1, 2001, to add an employee stock ownership plan feature and to rename the Original Plan the Appleton Papers, Inc. Retirement Savings and Employee Stock Ownership Plan (“2001 Plan”) ;

WHEREAS, the 2001 Plan was amended on several occasions, and was most recently amended and restated in its entirety to be known as the Appvion, Inc. Retirement Savings and Employee Stock Ownership Plan, effective as of January 1, 2014 (“Plan”);

WHEREAS, the Plan is designed to invest primarily in Company Stock and is intended to meet the requirements of Sections 401(a) and 4975(e)(7) of the Code and Section 407(d)(6) of ERISA;

WHEREAS, the Company and Reliance Trust Company ("Reliance") entered into the Former ESOT;

WHEREAS, Argent, as successor trustee of the Former ESOT, has assumed all of the responsibilities and obligations from Reliance in connection with the Former ESOT;

WHEREAS, the Company and Argent desire to amend and restate the Former ESOT into the Trust to be effective August 3, 2015;

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WHEREAS, the Company and Argent have entered into an Engagement Agreement setting forth the terms and conditions of the agreement between Argent and the Company, with the Parent Corporation joining into the Engagement Agreement;

WHEREAS, Argent will serve as the discretionary Trustee of the Trust pursuant to the Engagement Agreement;

WHEREAS,  Argent, in its capacity as the Trustee of the Trust, shall continue to hold the assets of the Trust for the benefit of the participants and beneficiaries of the Plan;

WHEREAS, the Company desires to amend and restate the Former ESOT to reflect that Argent is the discretionary Trustee of the Trust pursuant to the Engagement Agreement, and Argent desires to amend and restate the Former ESOP to reflect that Argent is the discretionary trustee of the Trust pursuant to the Engagement Agreement;

WHEREAS, Argent will serve as the discretionary Trustee of the Trust pursuant to this Trust Agreement and consistent with the terms and conditions set forth in the Engagement Agreement;

WHEREAS, the Company and Argent have agreed to the fees that Argent will charge for serving as the discretionary Trustee of the Trust, as set forth in the Engagement Agreement;

WHEREAS, the Company desires the Trust to continue to be exempt from tax under Section 501(a) of the Code;

WHEREAS,  Argent accepts the terms of the Trust, and Argent agrees to perform the obligations set forth in this Trust Agreement; and

WHEREAS, the Trustee intends to interpret the Trust Agreement, whenever possible, to comply with the terms of the Code, ERISA, and all formal regulations and rulings thereunder, and intends to follow the terms of the Engagement Agreement in the event that a conflict arises between or among the Trust Agreement, the Engagement Agreement, and/or the Plan unless such provision violates ERISA, then the Trust Agreement first, then the Plan second, shall control and be binding on such parties.

ARTICLE I
NAME

The Trust is evidenced by this Trust Agreement, and the Trust shall be known as the “Appvion, Inc. Employee Stock Ownership Trust (As Amended and Restated Effective August 3, 2015).”

ARTICLE II
MANAGEMENT AND CONTROL OF TRUST FUND ASSETS

2.1.Acceptance.  Argent agrees to be the discretionary Trustee of the Trust and agrees to the terms of the Trust set forth in this Trust Agreement.  In addition, Argent agrees to hold the Trust Fund in trust hereunder, and shall receive and hold all sums heretofore held in the Trust Fund.  The Trustee shall (a) receive and accept for the purposes hereof all sums of money and other property acceptable to the Trustee for receipt which is paid to the Trust, contributed to the Trust through Contributions, and Dividends paid to the Trust; and (b) hold, invest, reinvest, manage, administer, and distribute such monies and other property and the increments, proceeds, earnings and income thereof pursuant to the terms of the Trust Agreement and for the exclusive benefit of the Plan’s participants and their beneficiaries.

2.2.Trust Fund Administration.  All Contributions and Dividends made to the Trust will be managed and controlled by the Trustee acting under this Trust Agreement.  The Trustee shall manage, administer, and invest all Contributions and Dividends made to the Trust by the Company along with the other assets of the Trust Fund.  If, for any reason, it becomes necessary to determine the portion of the Trust Fund allocable to Employees and former Employees or a particular Employer as of any date, the Recordkeeper shall specify such date as an Accounting Date, and after all adjustments required under the Plan as of that Accounting Date have been made, the portion of the Trust Fund attributable to such Employees and former Employees shall be determined and shall consist of an amount equal to the aggregate of the account balances of Employees and former Employees or that Employer plus an amount equal to an allocable Contribution made by the Company or Employer since the close of the immediately preceding Plan Year.

2.3.Investment of Trust Fund.  Assets held by the Trustee in the Trust Fund shall be invested by the Trustee primarily in Company Stock, to the extent consistent with ERISA.  To the extent permitted by the Code and ERISA, Contributions and Dividends made by the Company to the Trust (pursuant to the terms of the Plan) in cash, and other assets of the Trust Fund, may be used to purchase shares of Company Stock from the Company or from any shareholder of the Company, or to repay an Exempt Loan.  Company Stock shall be purchased by the Trustee only at prices which do not exceed the fair market value of the shares purchased, as determined by the Trustee, in its sole discretion, based upon an appropriate valuation performed by an independent appraiser to support the Trustee's decision on establishing the fair market value of such Company Stock on the Valuation Date.

2.4.Purchase and Sale Transactions.  The Trustee, in its sole discretion, may enter into purchase and sale transactions of any form or structure from time to time, but shall not enter into a non-exempt “prohibited transaction,” as that term is defined in Section 4975(c) of the Code and Section 406 of ERISA.

2.5.Voting Company Stock.  The Trustee shall vote the shares of Company Stock held in the Trust Fund with respect to all matters, in its discretion, pursuant to the Voting Requirements.

2.6.Trust Fund Powers.  The Trustee shall be a discretionary trustee with respect to all the assets of the Trust Fund, including, but not limited to, purchases, holding, and sales of Company Stock, as well as voting shares of Company Stock.  Subject to the provisions of Sections 2.8 2.9, and 2.10, the Trustee shall have the following powers, rights, and duties with respect to the Trust Fund, in addition to, and not limited to, those provided elsewhere in this Trust Agreement or by Applicable Law:

(a)To receive and hold all Contributions and Dividends paid to the Trust under the Plan.

(b)To retain in cash any portion of the Trust Fund (pending investment, reinvestment, or payment of benefits) and, subject to Section 2.3, to deposit cash in any depositary (including the banking department of the bank, if any, acting as Trustee or an affiliate of that bank), without liability for interest, or to deposit cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest in the banking department of the bank acting as Trustee (or an affiliate of that bank) or in money market funds or money market mutual funds established, maintained, or managed by the Trustee (or an affiliate of the Trustee), including any money market mutual fund for which the Trustee or an affiliate of the Trustee serves as investment adviser.

(c)To make payments from the Trust Fund to the Persons, in the manner, at the times as directed by the ESOP Committee pursuant to Section 2.9, and in the amounts as calculated by the Recordkeeper.

(d)To begin, maintain, or defend any litigation necessary in connection with the investment, reinvestment, and the holding of the assets of the Trust Fund, and the administration of the Trust.

(e)To have all rights conveyed under Section 2.5 and all rights of an individual owner, including the power to give proxies to vote stocks, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, recapitalizations, or liquidations, and to exercise or sell stock subscription or conversion rights.

(f)To retain any assets, funds or property subject to any dispute, without liability for the payment of interest, or to decline to make payment or delivery of the funds or property, until final adjudication is made by a court of competent jurisdiction.

(g)To maintain financial records of the Trust and to provide a report to the ESOP Committee, with a courtesy copy to the Company upon request, on the last day of each Plan Year and on any Valuation Date, with the records, including such information but not limited  to, the number of shares of Company Stock held by the Trust and the net worth of the Trust Fund (that is, the fair market value of all property held in the Trust Fund, reduced by any liabilities other than liabilities to participants in the Plan and their beneficiaries, as determined by the Trustee), the amount of cash and types of investments made by the Trust, and the expenses charged and/or paid to or by the Trust;

(h)To furnish to the ESOP Committee, with a courtesy copy to the Company upon request, an annual written account, and accounts for any other periods as may be reasonably requested by the ESOP Committee, showing the net worth of the Trust Fund at the end of the period, all investments, receipts, disbursements, and other transactions made or entered into by the Trustee during the Accounting Period, and any other information that the Trustee may possess which the ESOP Committee requires in order to comply with Section 103 of ERISA.  All accounts of the Trustee shall be kept on an accrual basis.  If during the term of this Trust Agreement, the Department of Labor issues regulations under ERISA regarding the valuation of securities or other assets for purposes of the reports required by ERISA, the Trustee shall use those valuation methods for purposes of the accounts described by this subsection.

(i)To pay any income, withholding, or other taxes, charges, or assessments attributable to any benefit which, in the Trustee's opinion, it shall or may be required to pay out of the benefit; and to require, before making any payment, a release or other document from any taxing authority, and indemnity from the intended payee, as the Trustee shall deem necessary for its protection.

(j)To employ agents, attorneys, third party administrators, Recordkeeper, actuaries, accountants, investment managers, appraiser, valuation firm, or independent financial advisors for any purposes that the Trustee considers desirable;

(k)To invest in Company Stock (as set forth in Section 2.3) and to select an independent appraiser to assist the Trustee to determine the fair market value of the Company Stock and the Valuation Date.  In addition, the Trustee shall determine the fair market value of the Company Stock and the other assets of the Trust Fund as of each Valuation Date, or, in the absence of readily ascertainable market values, at such values as the Trustee shall, in its sole discretion, determine with consideration being given to methods consistently followed and uniformly applied.  The Trustee, in its sole discretion, may rely for all purposes of this Trust Agreement on the latest valuation and transaction information submitted to it by the Person responsible for the investment of such assets that are not invested in Company Stock even if such information predates the Valuation Date.

(l)To assume, until advised to the contrary, that the Trust evidenced by this Trust Agreement is qualified under Section 401(a) of the Code and is entitled to tax exemption under Section 501(a) of the Code.

(m)To borrow money in accordance with Section 2.7, to purchase and sell Company Stock in accordance with Sections 2.3 and 2.4, and to vote the Company Stock in accordance with Section 2.5 herein.

(n)To invest and reinvest the Trust Fund from time-to-time in any property, real, personal, or mixed, including without limitation, securities of domestic and foreign corporations and investment trusts or companies, bonds, debentures, real estate, agriculture real estate, preferred stocks, common stocks, Company Stock, mutual funds, common trust funds (as described in Code Section 584), collective investment funds (which conform to the rules of the Comptroller of the Currency), mortgages, and mortgage participations, all with complete discretion to change the character of the Trust Fund, even though such investment causes a great proportion of the total Trust Fund to be invested in investments of one type or of another type;

(o)To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders;

(p)To provide information to the Company, or to the firm engaged by the Company to perform such services as the case may  be, that is available to the Trustee to enable the Company to file all required tax returns and to complete its financial statements audit of the Company;

(q)To compromise, contest, arbitrate, settle or abandon claims and demands by or against the Trust and Trust Fund;

(r)To exercise any options, subscription rights and other privileges with respect to the Trust Fund with respect to assets other than Company Stock, to manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides;

(s)To register ownership of any securities or other property held by it in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and may hold any securities in bearer form, but the books and records of the Trustee shall at all times reflect that all such investments are part of the Trust;

(t)To Put the Company Stock, in whole or in part, and if: (i) the distribution of a Company Stock Account of a participant or beneficiary of the Plan is to be made in cash; (ii) the Trustee is required to diversify a Company Stock Account of a participant or beneficiary of the Plan under the Plan; or (iii) the Trustee expects to incur substantial Trust expenses which will not be paid directly by the Company, and the Trustee determines that the Trust Fund has insufficient cash to make anticipated distributions or pay Trust expenses;

(v)To attend all shareholder meetings of the Company and act as the shareholder of record for the benefit of the Trust; and

(w)To perform any and all other acts in its judgment necessary or appropriate: (i) for the proper and advantageous management, investment, and distribution of the Trust Fund, and (ii) for carrying out its obligations under the Engagement Agreement.

The Trustee shall have full discretionary authority to interpret the terms of this Trust Agreement.  All decisions, determinations, interpretations, and applications of the Trust Agreement shall be final and binding upon all persons, including Plan participants and beneficiaries.

2.7.Borrowing to Purchase Company Stock.  Subject to the provisions of Section 2.8, the Trustee shall have the power to borrow funds for the purpose of purchasing Company Stock or for the purpose of repaying all or any portion of any outstanding indebtedness incurred by the Trustee to purchase Company Stock, subject to the following conditions:

(a)The loan must be for a specific term and constitute an Exempt Loan.

(b)The rate of interest payable on the loan may be fixed or variable, but the rate must not exceed a reasonable rate of interest taking into account all relevant factors, including the amount and duration of the loan, the security for and any guarantee of the loan, and the creditworthiness of the Trust and of any guarantor of the loan.

(c)Within a reasonable time after receipt of the loan proceeds, the Trustee shall use the proceeds to purchase Company Stock or to repay all or any portion of the loan or of any prior outstanding loan that has been used to acquire Company Stock.

(d)The only assets of the Plan which may be pledged as collateral for the loan are shares of Company Stock that were acquired either with the loan proceeds or with the proceeds of any prior loan, to the extent that the prior loan is repaid with the loan proceeds. Any shares of Company Stock which are pledged as collateral for a loan shall be released from the pledge and allocated to the accounts of the participants in the manner provided for in the Plan.

(e)The loan agreement shall provide that no person entitled to payment under the agreement shall have any right to assets of the Trust other than:  (i) collateral given for the loan, in accordance with subparagraph (d) above; (ii) Contributions made by the Company to the Trust to enable the Trustee to meet its obligations under the loan agreement (other than Contributions of Company Stock); and (iii) earnings (which includes Dividends) attributable to the shares of Company Stock pledged as collateral to secure the loan and earnings attributable to the contributions made by the Company to the Plan to enable the Trustee to meet its obligations under the loan agreement (other than contributions of Company Stock).

(f)Except as provided in subparagraph (e) above, the loan must be without recourse against the Plan.

(g)The payments made by the Trustee during any Plan Year on all outstanding indebtedness incurred by the Trustee for the purpose of acquiring shares of Company Stock shall not exceed an amount equal to the sum of: (i) all Contributions (other than Contributions of Company Stock) made by the Company to the Plan for the purpose of enabling the Trustee to meet its obligations under the loan agreement during or prior to the applicable Plan Year; plus (ii) all earnings on those Contributions (other than Contributions of Company Stock) and all Dividends paid solely on the shares of Company Stock pledged as collateral to secure the loans in accordance with subparagraph (d) above during or prior to the applicable Plan Year, less (iii) all prior payments made on the loans.  Such Contributions and earnings shall be accounted for separately on the Plan’s books until the loan is paid off.

(h)The loan agreement must provide that the value of the Trust Fund  assets to be transferred in satisfaction of the loan in the case of a default shall not exceed the amount of the default.  If the lender is a "disqualified person" (as that term is defined in Section 4975(e) of the Code) or is a "party in interest" to the Plan (as that term is defined in Section 3(14) of ERISA), the loan agreement must provide for a transfer of Trust Fund assets upon a default only upon and to the extent of the failure of the Trust to meet the payment schedule set forth in the loan agreement.

(i)Except as provided in the Trust Agreement, Company Stock acquired with the proceeds of a loan shall not be subject to a Put, call, or other option and shall not be subject to a buy-sell or similar arrangement, either while the Company Stock is held in the Trust Fund or after it is distributed to or on account of any participants.

(j)The loan may not be payable upon demand, except in the case of default.

2.8.Exercise of Duties.  Subject to the provisions of Article III, the Trustee shall discharge its duties under this Trust Agreement solely in the interest of the Plan participants and their beneficiaries and:

(a)For the exclusive purpose of:

(i)providing benefits to participants and their beneficiaries of the Plan; and

(ii)defraying reasonable expenses of administering the Trust;

(b)With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

(c)In accordance with the documents and instruments governing the Trust and the Plan insofar as those documents and instruments are consistent with the provisions of ERISA;

The Trustee shall not cause the Trust to engage in any transaction prohibited by either this Trust Agreement, ERISA or the Code.

2.9.Trustee Directions Authorized by ESOP Committee.  Subject to the Trustee’s right to override the direction received by the Trustee from the ESOP Committee pursuant to Section 2.8, the ESOP Committee shall direct the Trustee with respect to the following:

(a)To make distributions and diversification distributions (as required under the Plan) at certain times to participants and beneficiaries of the Plan in the amounts as calculated by the Recordkeeper;

(b)To assist the Trustee in obtaining information necessary for the firm, engaged by the Trustee, performing the valuation of the Company Stock held by the Trust; and

(c)To address the administrative aspects of the Plan (such as, but not limited to, eligibility of Employees becoming participants in the Plan).

ARTICLE III
NO REVERSION TO COMPANY

3.1.No Reversion to Company.  Except as provided below in this Article III, no part of the corpus or income of the Trust Fund shall revert to the Company or the Parent Corporation (as the case may be) or be used for, or diverted to, purposes other than for the exclusive benefit of participants and their beneficiaries of the Plan.

3.2.Denial of Tax Qualification.  If any Contribution under the Plan is conditioned on receiving an initial or subsequent qualification of the Plan under Sections 401(a) and 4975(e)(7) of the Code and if the Plan does not so qualify, then the Trustee shall return to the Company, or the Parent Corporation (as the case may be),  the amount of the Contribution and any earnings attributable to the Contribution within one calendar year after the date initial qualification of the Plan is denied.

3.3.Nondeductible Contributions.  If a Contribution is conditioned upon the deductibility of the Contribution under Section 404 of the Code and if the deduction is disallowed, then the Trustee shall return to the Company, or the Parent Corporation (as the case may be), within one year after the date the deduction is disallowed the excess of: (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake in determining the deduction, reduced by losses attributable to the excess (and limited so as not to reduce the balance of the individual account of any participant or beneficiary from what it would have been if the excess had not been contributed).

3.4.Mistake of Fact.  If a Contribution or any portion thereof is made by the Company, or the Parent Corporation (as the case may be),  by reason of a mistake of fact, then the Trustee shall return to the Company, or the Parent Corporation (as the case may be),  within one year after the date of the Contribution the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact, reduced by losses attributable to the excess (and limited so as not to reduce the balance of the individual account of any participant or beneficiary from what it would have been if the excess had not been contributed).

3.5.Residual Assets.  If, after all liabilities of the Trust created under the Plan to participants and their beneficiaries have been satisfied, any residual assets remain in the Trust, those assets shall be used for the benefit of the participants and beneficiaries of the Plan.

ARTICLE IV
CHANGE OF TRUSTEE

4.1.Resignation.  The Trustee may resign at any time by giving at least 30 days' advance written notice to the Company.

4.2.Removal of Trustee.  By action of the Board or of a person designated by resolution of its Board of Directors, the Company may remove the Trustee by giving at least 30 days' advance written notice to the Trustee.

4.3.Duties of Resigning or Removed Trustee and of Successor Trustee.  If the Board fails to appoint a successor trustee as provided herein, or the successor trustee appointed by the Board declines to serve as the successor trustee for any reason, the chairperson of the ESOP Committee shall assume the responsibility and position as the sole successor trustee at the end of the thirty (30) day notice period described in Section 4.1 and Section 4.2 above.  If a Trustee resigns or is removed, it shall promptly, but not longer than 30 days from the date of the written notice described in Sections 4.1 and 4.2, as the case may be, transfer and deliver the assets of the Trust Fund to the successor Trustee, after reserving a reasonable amount to provide for its fees and expenses and any sums chargeable against the Trust Fund for which it may be liable.  The resigning or removed Trustee shall provide an accounting to the Company and to the successor Trustee within 60 days of the date of its removal or resignation.  The Company and the successor Trustee shall have 60 days from the date of the delivery of the accounting within which to file written objections to the accounting.  If neither the Company nor the successor Trustee files a written objection to the accounting within 60 days, then, to the extent permitted under ERISA, the successor Trustee shall be deemed to have approved the accounting, and the removed or resigning Trustee shall be released and discharged with respect to any matters set forth or otherwise described in the accounting.  Each successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor without the signing or filing of any further instrument, but any resigning or removed Trustee shall sign all documents and perform all acts necessary to vest title of record in any successor Trustee.  Each successor Trustee shall have all the powers, rights, and duties conferred by this Trust Agreement as if originally named Trustee.

4.4.Changes in Organization of Trustee.  If any Trustee shall be converted into, merged or consolidated with, or shall sell or transfer substantially all of its assets and business to a corporation formed under the laws of the United States of America or any of its political subdivisions, that corporation shall become the Trustee of the Trust with the same effect as though specifically so named.

ARTICLE V
GENERAL

5.1.Disagreement as to Acts.  If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have accounts settled by a court of competent jurisdiction.

5.2.Persons Dealing With Trustee.  No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee or to determine whether or not the Trustee is acting pursuant to any authority granted under this Trust Agreement.

5.3.Benefits May Not Be Assigned or Alienated.  The interests of Plan participants and of their beneficiaries under this Trust Agreement may not be voluntarily or involuntarily assigned or alienated.  However, the provisions of this Section 5.3 shall not apply:  (a) to the creation, assignment, or recognition of a right to any benefit payable with respect to a participant or beneficiary pursuant to a "qualified domestic relations order," as that term is defined in Section 414(p) of the Code; or (b) to offsets against a participant's or beneficiary's benefits authorized under Section 401(a)(13)(C) of the Code.

5.4.Indemnification.   The Company and the Trustee agree to the indemnification provisions set forth in the Engagement Agreement.

5.5.Evidence.  Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers pertinent and reliable and which is signed, made, or presented by the proper party.

5.6.Waiver of Notice.  Any notice required under this Trust Agreement may be waived by the person entitled to the notice.

5.7.Counterparts.  This Trust Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and no other counterpart need be produced.

5.8.Governing Laws; Venue.  This Trust Agreement shall be construed and administered according to the laws of the State of Wisconsin to the extent that those laws are not preempted by the laws of the United States of America; and the venue shall be in the city closest in miles to Appleton, Wisconsin that has a residing federal district court.

5.9.Successors.  The provisions of this Trust Agreement shall be binding upon the Company, the Trustee, ESOP Committee, and their successors, and on all persons entitled to benefits under the Plan and their respective heirs and legal representatives.

5.10.Successor Company.  If a successor to the Company or a purchaser of all or substantially all of the Company's assets elects to continue the Plan, the successor or purchaser shall be substituted for the Company under this Trust Agreement.

5.11.Compensation and Expenses.  The Trustee may pay from the Trust Fund all of the Trust expenses, taxes, and charges incurred in connection with the collection, administration, management, investment, protection, and distribution of the Trust Fund and of the Plan to the extent that they are not paid directly by the Company, including fees of persons employed by the Trustee in accordance with Sections 2.6(j) and (k), and including the Trustee's fees set forth in the Engagement Agreement.

5.12.Limit of Responsibility.  The Company shall deliver to the Trustee a signed copy of the Plan and signed copies of any amendments to the Plan.  The terms of this Trust Agreement shall be controlling, and the rights, powers, and duties of the Trustee shall be governed solely by the terms of this Trust Agreement.

5.13.Severability.  If any provision of this Trust Agreement is held illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Trust Agreement, but shall be severable, and the Trust Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

5.14.Gender and Number.  In this Trust Agreement, where the context admits, words in the masculine gender include the feminine and neuter genders, words in the singular include the plural, and words in the plural include the singular.

5.15.Text to Control.  The article and section headings and numbers in this Trust Agreement are included solely for convenience of reference.  If there shall be any conflict between the headings and numbers and the text of this Trust Agreement, the text shall control.

5.16.Construction of Powers.  No enumeration of special powers of the Trustee by any of the provisions of this Trust Agreement shall be construed to limit any grant of general powers to the Trustee contained in, conferred by, or reasonably to be implied from any other provisions of this Trust Agreement. All the powers and authority conferred upon the Trustee by this Trust Agreement may be exercised in the manner provided for in this Trust Agreement without application to any court for leave or confirmation.

5.17.Right of the Company to Inspect Trust Fund Records.  The Company may at its own expense, and at any time or from time to time, cause an examination of the books and records of the Trust Fund to be made by attorneys, accountants, auditors, or other agents of the Company that the Company shall select for that purpose, and it may cause a report of the examination to be made to the Board of Directors of the Company.

5.18.Application of Rules.  In operating and administering the Trust Fund, the Trustee shall apply all rules of procedure and regulations adopted by it in a uniform and nondiscriminatory manner.

5.19.Conflict Between or Among other Agreements.  In the event a conflict should arise between or among the Trust Agreement, the Plan, Engagement Agreement, or any other agreement or policy, the Trustee and the Company agree that the terms of the Engagement Agreement shall control, override, and prevail over such provision or provisions of the Plan, Trust and/or to such other agreement(s), and the provisions of the Engagement Agreement shall be binding on the Trustee and the Company, unless such provision in the Engagement Agreement violates ERISA, then the Trust Agreement first, then the Plan second, shall control and be binding on the parties.

ARTICLE VI
AMENDMENT AND TERMINATION

6.1.Entire Agreement; Amendment.  The Company and Trustee may, by mutual consent, amend or modify and supplement this Trust Agreement in such manner as may be agreed in writing.  This Agreement constitutes the entire agreement between the Company and Trustee with respect to the subject matter hereof and shall supersede all previous commitments and writings (including, but not limited to, the Former ESOT), provided, however, that the terms of the Engagement Agreement and the Paperweight Development Corp. Security Holders Agreement shall continue to be given full force and effect.

6.2.Termination.  If the Plan is terminated, all of the provisions of the Trust evidenced by this Trust Agreement nevertheless shall continue in effect until the Trust Fund has been distributed by the Trustee.  If after all liabilities of the Plan to participants in the Plan and their beneficiaries have been satisfied, any residual assets remain, those assets shall be used for the benefit of the participants and beneficiaries of the Plan.

ARTICLE VII
DEFINITIONS

“Accounting Date” shall mean the last day of the Plan Year, or any more frequent date for reporting and/or investment purposes established, determined, or agreed to by the Trustee.

“Accounting Period” shall mean the twelve (12) consecutive month period coincident with the calendar year, or the shorter period in any year in which the Trustee accepts appointment as Trustee hereunder, or ceases to serve as Trustee hereunder for any reason.

“Applicable Law” shall mean any federal, state, or local law and all related regulations thereunder.

“Argent” shall mean Argent Trust Company or its successor.

“Board” shall mean the board of directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any lawful regulations thereunder.

“Company” shall mean Appvion, Inc., a Delaware corporation, or any successor thereto.

“Company Stock” shall mean shares of common stock of the Parent Corporation, provided that such shares constitute “employer securities,” as such term is defined in Section 409(l) of the Code.

“Company Stock Account” shall mean the participant’s or beneficiary’s account in the Plan (as calculated by the Recordkeeper) consisting of Company Stock.

“Contributions” shall mean contributions made in the form of cash, other property, or in any combination thereof by the Company, or the Parent Corporation, and declared by the Board as contributions subject to the certain limitations set forth in the Code.

“Dividends” shall mean cash and/or property distributions attributed to the Company Stock declared by the Board, and paid by the Parent Corporation to the Trust.

“Effective Date” shall mean August 3, 2015.

“Employee” shall mean any individual employed by an Employer and who is a participant in the Plan.

“Employer” shall mean a member of: (i) a “controlled group of corporations,” as defined in Section 414(b) of the Code, which includes the Company; (ii) a trade or business under common control (whether or not incorporated and as determined pursuant to Section 414(c) of the Code) with the Parent Corporation; or (iii) a member of an “affiliated service group” as defined in Section 414(m) of the Code with respect to the Parent Corporation, which has adopted this Trust Agreement with the consent of the Company.

“Engagement Agreement” shall mean a separate written agreement entered into  between the Company and Argent executed on August 3, 2015 to be effective as of August 3, 2015.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

“ESOP Committee” shall mean the Person or committee member appointed by the Board to serve on the ESOP Committee until such time such Person or member resigns, dies, or his or her replacement is appointed by the Board, and the ESOP Committee shall be responsible for benefit administration, including any representative (designated in writing as such) or designee thereof authorized to act on behalf of such ESOP Committee.

“Exempt Loan” shall mean a loan between: (i) the Company and the Trust; (ii) the Trust and a selling shareholder; or (iii) any combination thereof, that constitutes an “exempt loan” for purposes of Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA.

“Former ESOT” shall mean the Amended and Restated Trust Agreement for the Appleton Papers, Inc. Employee Stock Ownership Trust (executed on April 2, 2013 to be effective on April 2, 2013) and which was a part of the Plan in effect until the Effective Date.

“Named Fiduciary” shall mean Argent.  The Company, acting through its Board, is not a Named Fiduciary with respect to carrying out certain duties and responsibilities necessary to maintain the Plan and Trust, such as, but not limited to, appointment of the Trustee and members of the ESOP Committee, removal of the Trustee and members of the ESOP Committee, appointing the replacement of the Trustee and members of the ESOP Committee, adoption of amendments to the Plan and Trust, selection and engagement of the auditing firm auditing the Plan and Trust Fund, and selection and engagement of a Recordkeeper to prepare participant reports, and filing certain income tax forms with the Internal Revenue Service.

“Parent Corporation” shall mean Paperweight Development Corp., a Wisconsin corporation, or its successor.

“Person” shall mean a natural person, trust, estate, corporation of any kind or purpose, mutual company, joint-stock company, unincorporated organization, association, partnership, joint venture, employee organization, committee, board, participant, beneficiary, trustee, partner, or venture acting in an individual, fiduciary or representative capacity, as the context may require.

“Plan” shall mean the Appvion, Inc. Retirement Savings and Employee Stock Ownership Plan executed on April 16, 2014 to be effective January 1, 2014, as amended from time-to-time.

“Plan Administrator” shall mean the ESOP Committee.

“Plan Year” shall mean January 1st through December 31st.

“Put” shall mean the Trustee’s right to put Company Stock to the Parent Corporation in exchange for the payment in cash from the Company.

“Recordkeeper” shall mean the Person or Persons engaged by the Trustee to keep and maintain the records of the Plan and perform other administration services in connection with the Plan.

“Trust” shall mean the Appvion, Inc. Employee Stock Ownership Trust (As Amended and Restated Effective August 3, 2015).

“Trust Agreement” shall mean this agreement entered into between the Company and Argent.

“Trust Fund” shall mean all property of every kind held by the Trustee, including the corpus and income collectively comprising the fund held in the Trust pursuant to this Trust Agreement by the Trustee.

“Trustee” shall mean Argent or its successor.

“Valuation Date” shall mean the last day of the Accounting Period, date of termination, or partial termination of the Plan, or any more frequent date for reporting and/or investment purposes agreed to by the Trustee.

“Voting Requirements” shall mean the following:

Unregistered Company Stock.  With respect to Company Stock held in a Company Stock Account which is not part of a registration-type class of securities (as defined in Code Section 409(e)(4)), (i) the participants (or their beneficiaries) of the Plan shall be entitled to direct the Trustee regarding the voting of Company Stock that is allocated to his or her Company Stock Account with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Department of Treasury may prescribe in Treasury Regulations, and (ii) the Trustee, in its discretion, shall have the right to vote: (1) the shares of Company Stock that are not allocated to the participant’s Company Stock Account; and (2) the shares of Company Stock allocated to a participant’s Company Stock Account for which a participant (or beneficiary) failed to provide direction to the Trustee on how to vote, or untimely provided direction to the Trustee regarding the voting of such Company Stock on matters described in (a) (i) above. On all other corporate matters requiring a vote of the shareholders, the Trustee, in its discretion, shall have the right to vote any shares of Company Stock that are  not allocated to the participant’s Company Stock Account and any shares of Company Stock allocated to a participant’s Company Stock Account.  If all Company Stock is held as unallocated Company Stock on the record date when a matter is submitted to a vote of the Company’s shareholders, the Trustee shall properly vote such Company Stock for or against any proposal, in its sole discretion.

Registered Company Stock.  With respect to Company Stock allocated to a participant’s Company Stock Account which is part of a registration-type class of securities: (i) the participants (or their beneficiaries) of the Plan shall be entitled to direct the Trustee with respect to the voting of such Company Stock allocated to the participant’s Company Stock Account on all corporate matters requiring a vote of stockholders; and (ii) the Trustee, in its discretion, shall have the right to vote the shares of Company Stock that are not allocated to the participant’s Company Stock Account and the shares of Company Stock allocated to a participant’s Company Stock Account  for which a participant (or beneficiary) failed to provide direction to the Trustee on how to vote, or untimely provided direction to the Trustee on the matters described in (b)(i) above.  If all Company Stock is held as unallocated Company Stock on the record date when a matter is submitted to a vote of the Company’s shareholders, the Trustee shall properly vote such Company Stock for or against any proposal, in its sole discretion.

Participant Voting Direction Procedures.  If the participants (or beneficiaries) of the Plan are entitled to direct the Trustee under (a)(i) or (b)(i) above on how to vote Company Stock allocated to such participant’s Company Stock Account, the Trustee shall establish reasonable procedures and implement such procedures to carry out its responsibilities under (a)(i) and (b)(i) above.  In addition, the Company shall provide to the

Trustee proxy solicitation materials or other notices or information statements describing the matter to be voted upon by the shareholders, and the Trustee may distribute such documentation to each participant (or beneficiary) of the Plan along with materials that the Trustee prepares. The Trustee shall provide each participant (or beneficiary) with a written direction form requesting directions as to the manner in which the participant (or beneficiary) wants the Company Stock which is allocated to such participant’s Company Stock Account to be voted by the Trustee.  Each participant (or beneficiary) shall, as a named fiduciary described in ERISA Section 403(a)(1), direct the Trustee with respect to the voting of such Company Stock which is allocated to the Company Stock Account of the participant (or beneficiary).  The Trustee shall establish reasonable procedures and employ such procedures to reasonably maintain the confidentiality of the direction received by the Trustee from such participant (or beneficiary), it being the intent of the Company to ensure that the Company (and its directors, officers, Employees and agents) cannot determine how a participant (or beneficiary) directed the Trustee to vote on such matter.  The Trustee may establish any conditions as to the delivery form (i.e., mail, fax, PDF, or Federal Express), manner or time for a participant (or beneficiary) to provide the direction to vote Company Stock allocated to such participant’s Company Stock Account.  Each participant (or beneficiary) of the Plan shall have one vote per whole share of Company Stock allocated to his or her Company Stock Account (unless the by-laws of the Company require the Trustee to vote on an issue in a manner that reflects a one-man, one-vote philosophy, in which case each participant or beneficiary of the Plan shall be entitled to direct the Trustee based on the one vote on an issue philosophy, and the Trustee shall base its direction to vote on all shares of Company Stock held by the Trust in proportion to the results of the directions cast on the issue by the participants (and beneficiaries) of the Plan.

ERISA Direction Override Requirements.

Notwithstanding any other provision contained in this Trust Agreement (including the Voting Requirements), compliance with Plan participant (or beneficiary) directions which are or would result in a violation of ERISA or would not be in the best interest of the participant (or beneficiary) of the Plan, shall not be necessary or required, and if the participant (or beneficiary) directions to vote are or would result in a violation of ERISA or would not be in the best interest of the participant (or beneficiary) of the Plan, the Trustee, in its discretion, shall properly vote such Company Stock in a manner which is in the best interest of the participants (or beneficiaries).

If any provision contained in, or action required herein, violates any provision under ERISA, the provisions under ERISA shall control.

IN WITNESS WHEREOF, the Company has caused this Trust Agreement to be signed by its duly authorized officer, and the Trustee has caused this Trust Agreement to be signed by its duly authorized representative, on this 10th day of August 2015, to be effective as of the Effective Date.

APPVION, INC.

By:/s/ Kevin M. Gilligan

Kevin M. Gilligan, CEO

ARGENT TRUST COMPANY

By: /s/ Stephen Martin

      Stephen Martin, Senior Vice President

Paperweight Development Corp., a Wisconsin corporation, hereby joins into this Trust Agreement on this 10th day of August 2015, to be effective as of the Effective Date.

PAPERWEIGHT DEVELOPMENT CORP.

By:  /s/ Kevin M. Gilligan

      Kevin M. Gilligan, CEO